EXHIBIT 10.10

Loan Contract

Party A: Yubo International Biotech (Beijing) Limited (hereinafter referred to as "Party A")

Address: Building 5, Yard 31, Xishiku Street, Xicheng District, Beijing

Legal Representative: Jun Wang

Party B: Beijing Zhenhuikang Biotechnology Co., Ltd. (hereinafter referred to as "Party B")

Address: Room 202, 2/F, Building 23, No. 31, Xishiku Street, Xicheng District, Beijing

Legal Representative: Yulin Cao

In accordance with relevant laws and regulations, Party A and Party B, on the basis of equality and voluntariness, in order to clarify responsibilities and abide by the credit, and after adequate consultation, enter into this Loan Contract in Beijing on October 10, 2019, and undertake to abide by and perform this Loan Contract jointly.

I. Amount of the loan: see appendix.

II. Term of the loan: no fixed term.

III. Interest rate of the loan: no interest accrued.

IV. Purpose of the loan: to be used for Party B's daily operating expenses.

V. Repayment method: Party B shall set off payment with future business accounts receivable from Party A.

VI. Effectiveness of the Contract: This contract shall come into force upon the signatures and seals of both parties. This contract is made in two counterparts, one to be held by each party and shall have the equal force. For any other matters not covered herein, both parties hereto may negotiate supplemental agreement.

VII. Dispute Resolution: any dispute arising from or in connection with this Contract shall be settled through friendly consultation between the Parties hereto on the basis of the principle of mutual benefit. If such consultation fails, both Parties may bring a lawsuit to the people's court where this Contract is executed.

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Signature Page of the Loan Agreement without text.

Lender (Party A): Yubo International Biotech (Beijing) Limited (seal)

Signature by the Legal Representative:

Borrower (Party B): Beijing Zhenhuikang Biotechnology Co., Ltd. (seal)

Signature by the Legal Representative:

APPENDIX:

Term of the Loan	Amount of Loan
September 10, 2019	RMB 1,410,000 yuan (in words: one million four hundred and ten thousand)
October 10, 2019	RMB 1,370,000 (in words: one million three hundred and seventy thousand yuan)
Total:	RMB 2,780,000 (in words: two million seven hundred and eighty thousand yuan)